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                                                                      Exhibit 23



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-11249) pertaining to the First USA Paymentech, Inc. Retirement Savings Plan, the Registration Statement (Form S-8 No. 333-06979) pertaining to the First USA, Inc. Deferred Compensation Plan, the Registration Statement (Form S-8 No. 333-02786) pertaining to the First USA Paymentech, Inc. Amended and Restated 1996 Stock Option Plan and the First USA Paymentech Inc. Amended and Restated 1996 Restricted Stock Plan, the Registration Statement (Form S-8 No. 333-17645) pertaining to the Employee Stock Purchase Plan of First USA Paymentech, Inc., the Registration Statement (Form S-4 No. 333-24859) and related Prospectus of First USA Paymentech, Inc. for the registration of 4,000,000 shares of its common stock, the Registration Statement (Form S-3 No. 333-32697) and related Prospectus of First USA Paymentech, Inc. for the registration of 360,000 shares of its common stock, the Registration Statement (Form S-3 No. 333-60349) and related Prospectus of Paymentech, Inc. for the registration of 67,289 shares of its common stock, the Registration Statement (Form S-8 No. 333-49519) pertaining to the Paymentech, Inc. 1996 Amended and Restated Stock Option Plan, and the Registration Statement (Form S-8 No. 333-57817) pertaining to the Employee Stock Purchase Plan of Paymentech, Inc. of our report dated July 23, 1998 incorporated by reference in the Annual Report on Form 10-K of Paymentech, Inc. for the year ended June 30, 1998, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

Our audits also included the financial statements schedule of Paymentech, Inc. listed in Item 14(a) of the Form 10-K/A. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                       /s/ ERNST & YOUNG LLP

Dallas, Texas
December 11, 1998